UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 9, 2009

Mellanox Technologies, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Israel	001-33299	980233400
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Hermon Building, Yokneam,		20692
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-4-909-7200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On April 9, 2009, Mellanox Technologies, Ltd. (the "Company") filed a definitive proxy statement with the Securities and Exchange Commission ("SEC") in which it indicated its intention to hold the Company’s 2009 annual general meeting of its shareholders (the "2009 Meeting") on Monday, May 18, 2009. The 2009 Meeting will be held at the Company’s offices located at Binyan Hermon, Industrial Area, Yokneam, Israel 20692. Shareholders may also participate in the meeting via a live web cast on the investor relations section of the Company’s web site at www.mellanox.com.

The 2009 Meeting will begin promptly at 6:00 p.m. local Israeli time (11:00 a.m. Eastern Daylight Time and 8:00 a.m. Pacific Daylight Time) and check-in will begin at 5:00 p.m. local Israeli time. Only holders of record of ordinary shares at the close of business on April 8, 2009, the record date, are entitled to notice of, to attend and to vote at the meeting and any adjournments or postponements of the meeting.

The Company’s definitive proxy statement contains important information about the 2009 Meeting and should be read before any decision is made with respect to the matters submitted by the Company to shareholders for approval. Investors and shareholders will be able to obtain free copies of this document and any other documents filed or furnished by the Company through the website maintained by the Securities and Exchange Commission at www.sec.gov. Free copies of these documents may also be obtained from the Company, by directing a request to Mellanox’s Investor Relations department at (408) 970-3400.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mellanox Technologies, Ltd.

April 9, 2009	By:	/s/ Michael Gray

Name: Michael Gray
Title: Chief Financial Officer